Exhibit 10.2
JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder Agreement”) is made this 30th day of June, 2021, by each of GOLDMAN SACHS BANK USA, MIZUHO BANK, LTD. and THE BANK OF NOVA SCOTIA (each a “New Lender” and collectively, “New Lenders”). Reference is made to that certain Third Amended and Restated Credit Agreement dated as of February 13, 2020, by and among REXFORD INDUSTRIAL REALTY, L.P., a Maryland limited partnership (“Borrower”), REXFORD INDUSTRIAL REALTY, INC., a Maryland corporation (“Parent”), each lender from time to time party thereto (collectively, the “Lenders” and each individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, “Administrative Agent”), Swing Line Lender and L/C Issuer (the “Credit Agreement”). Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

1.    Lender Joinders. Subject to the satisfaction of the conditions in Section 2.15 of the Credit Agreement, each New Lender hereby (a) agrees to become a “Lender” under the Credit Agreement; (b) joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement, to the same extent as if the undersigned were an original signatory thereto; and (c) agrees that the Revolving Credit Commitment of each New Lender under the Credit Agreement shall be as set forth in the attached Schedule 2.01 next to each such New Lender’s name.

2.    Commitment Schedule. Subject to the terms and conditions set forth herein, upon the effectiveness of this Joinder Agreement, Schedule 2.01 of the Credit Agreement is hereby replaced with Schedule 2.01 attached hereto. Upon the effectiveness of this Joinder Agreement, Borrower, Administrative Agent and Lenders shall make such reallocations, sales, assignments and other relevant actions in respect of each Lender’s Revolving Credit Exposure as are reasonably necessary in order that each Lender’s Revolving Credit Exposure reflect such Lender’s Applicable Percentage of the outstanding aggregate Revolving Credit Exposure of all Lenders on the date of the effectiveness hereof, and (unless otherwise waived by a Lender in its sole discretion) Borrower agrees to compensate each Lender for any loss, cost or expense, if any, incurred by such Lender in connection with the reallocation described above, in each case on the terms and in the manner set forth in Section 3.05 of the Credit Agreement.

3.    Representations by New Lenders. Each New Lender (a) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Joinder Agreement and to consummate the transactions contemplated hereby; and (b) agrees that it will (i) independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

4.    Representations by Borrower. Borrower hereby represents and warrants that:
Joinder Agreement

(a)Borrower has the power to execute and deliver this Joinder Agreement and to perform its obligations hereunder, and Borrower has duly authorized such execution, delivery and performance.

(b)This Joinder Agreement constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as limited by Debtor Relief Laws and the applicable of general principles of equity (regardless of whether such enforceability is considered in proceedings in equity or at law).

5.    Conditions Precedent. The effectiveness of this Joinder Agreement is subject to satisfaction of the following conditions precedent:

(a)Administrative Agent shall have received this Joinder Agreement, duly executed and delivered by the New Lenders, Administrative Agent, and Borrower;

(b)Administrative Agent shall have received a certificate of Borrower dated as of the date hereof (in sufficient copies for each Lender) signed by a Responsible Officer of Borrower certifying (x) evidence of the authority of Borrower to effect the increase contemplated hereby, and (y) that, before and after giving effect to such increase, (i) the representations and warranties contained in Article VII of the Credit Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) as of such earlier date, and (ii) no Default exists or would result from such increase;

(c)(x) upon the reasonable request of any New Lender made at least seven days prior to the date hereof, Borrower shall have provided to such New Lender, and such New Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Act, in each case at least three days prior to the date hereof and (y) at least three days prior to the date hereof, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each New Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party;

(d)the representations and warranties set forth herein shall be true and correct in all material respects (without duplication of any materiality qualifiers set forth therein);

(e)no Default shall have occurred and be continuing or would result from giving effect to this Joinder Agreement;

(f)payment by Borrower of all fees and other amounts due and payable in connection with increase in the Total Credit Exposure on or prior to the date hereof, including, without limitation, any applicable fees set forth in any applicable Fee Letter or any other Loan Document, and reimbursement or payment of all reasonable and documented out of pocket costs and expenses required to be reimbursed or paid by Borrower hereunder, including all reasonable and documented fees, charges and disbursements of counsel to Administrative Agent (directly to such counsel if requested by Administrative Agent); and

(g)receipt by Administrative Agent of such other documents or instruments as Administrative Agent may reasonably require to evidence the increase in the Total Credit Exposure of
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any Lender and to ratify each Loan Party's continuing obligations under the Credit Agreement and under the other Loan Documents.

6.    Miscellaneous. This Joinder Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. The Loan Documents are hereby ratified and affirmed by Borrower and Parent and shall remain in full force and effect. Delivery of an executed counterpart of a signature page of this Joinder Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Joinder Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Joinder Agreement, together with the Credit Agreement and the other Loan Documents, embodies the entire agreement and understanding relating to the subject matter hereof. This Joinder Agreement may be in the form of an Electronic Record (and may be delivered by e-mail or facsimile) and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Joinder Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same letter agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Bank of America, N.A. of a manually signed paper Communication which has been converted into electronic form (such as scanned into pdf format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. For purposes hereof, (a) “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time and (b) “Communication” shall mean this Joinder Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Joinder Agreement.

[Signature Pages Follow.]
Joinder Agreement

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date first stated above.

NEW LENDERS:

GOLDMAN SACHS BANK USA

By:	/s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

MIZUHO BANK, LTD.

By:	/s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

THE BANK OF NOVA SCOTIA

By:	/s/ Ajit Goswami
Name: Ajit Goswami
Title: Managing Director & Industry Head U.S. Real Estate, Gaming & Leisure

Signature Page to Joinder Agreement

Accepted and agreed as of the date first stated above:

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Teresa Weirath
Teresa Weirath
Vice President
Signature Page to Joinder Agreement

BANK OF AMERICA, N.A., as Swingline Lender and L/C Issuer

By:	/s/ Faina Birger
Name: Faina Birger
Title: Senior Vice President

Signature Page to Joinder Agreement

Accepted and agreed as of the date first stated above:

BORROWER:

REXFORD INDUSTRIAL REALTY, L.P.,
a Maryland limited partnership

By:	REXFORD INDUSTRIAL REALTY, INC.
a Maryland corporation,
its General Partner

	By:	/s/ Laura Clark
Name: Laura Clark
Title: Chief Financial Officer

PARENT:

REXFORD INDUSTRIAL REALTY, INC.
a Maryland corporation,

By:		/s/ Laura Clark
Name: Laura Clark
Title: Chief Financial Officer
Signature Page to Joinder Agreement

			SCHEDULE 2.01

COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Revolving Credit Commitment	Applicable Revolving Credit Percentage
Bank of America, N.A.	$70,000,000	10.000000000%
Citibank, N.A.	$70,000,000	10.000000000%
Citizens Bank, National Association	$52,500,000	7.500000000%
PNC Bank, National Association	$52,500,000	7.500000000%
U.S. Bank National Association	$52,500,000	7.500000000%
JPMorgan Chase Bank, N.A.	$52,500,000	7.500000000%
Capital One National Association	$52,500,000	7.500000000%
Regions Bank	$48,750,000	6.964285714%
Truist Bank	$48,750,000	6.964285714%
Goldman Sachs Bank USA	$66,666,666.67	9.523809524%
Mizuho Bank, Ltd.	$66,666,666.67	9.523809524%
The Bank of Nova Scotia	$66,666,666.66	9.523809523%
Total	$700,000,000	100.000000000%